UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2016

COGENTIX MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5420 Feltl Road Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 426-6140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2016, Mr. James P. Stauner, our lead director and member of the Audit Committee, decided not to stand for re-election to the Board of Directors at our annual meeting of the stockholders this year. Mr. Stauner has served as the lead independent director of our company since the merger with Uroplasty.  Prior to the merger, Mr. Stauner had served as a director of Uroplasty since August 2006, Chairman of the Board of Uroplasty from November 2011 until May 2014, and lead independent director since May 2014. Mr. Stauner will continue to serve until the expiration of his term at our annual meeting of stockholders on May 20, 2016.

Item 7.01.	Regulation FD.

On March 29, 2016, the Board of Directors approved the following Board composition and committee composition changes: (1) appointment of Mr. Kenneth H. Paulus, who is currently serving as the Chair of the Compensation Committee and a member of the Governance and Nominating Committee, to the Audit Committee, as the new audit committee financial expert and Chair of the Audit Committee, which will now consist of Messrs. Paulus, Roche and Stauner, (2) decrease of the size of the Board of Directors from eight to seven by eliminating Mr. Wehrwein’s seat and decreasing the size of Class II of the Board from three to two members, (3) in conjunction with the annual meeting of our stockholders this year, decrease of the size of the Board from seven to five members by decreasing Class I of the Board to one member, and (4) appointment of Mr. Kevin H. Roche to the Compensation Committee resulting in it comprising of Messrs. Paulus and Roche, and Dr. Pegus.

In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01 of Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2016	COGENTIX MEDICAL, INC.

	By:	/s/ Robert C. Kill
	Name:	Robert C. Kill
	Title:	President, Chief Executive Officer and Corporate Secretary

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